SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported):
December 12, 2001

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8593	22-2095212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number

One Executive Drive, Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(201) 947-7774

Not Applicable

______________________________________________

(Former name or former address, if changed since
last report)

Item 2. Acquisition or Disposition of Assets

On December 12, 2001, Alpharma Inc. acquired, through its wholly owned subsidiary, Oral Pharmaceuticals Acquisition Corp. ("PartnerCo"), all of the capital stock of US Oral Pharmaceuticals Pty Ltd which owns through subsidiaries the generic oral solid dose pharmaceutical businesses ("Oral Pharmaceuticals Business") of FH Faulding & Co Limited ("Faulding") from Mayne Nickless Limited ("Mayne") for US $660 million in cash. Mayne acquired Faulding by means of a takeover bid for all of the outstanding Faulding ordinary shares followed by a compulsory acquisition for shares not tendered in the takeover bid.

Alpharma's acquisition of the Oral Pharmaceuticals Business includes the operations of Purepac Pharmaceuticals and Faulding Laboratories in the United States and a 90% joint venture interest in Foshan Faulding Pharmaceutical in China, and certain other assets used by Faulding in research, development, manufacturing, sales and marketing of generic and proprietary solid dose oral pharmaceuticals in the United States and China.

Alpharma has combined the United States portion of the Oral Pharmaceuticals Business with its present US generic liquid, cream and ointment pharmaceutical business under a common management, business plan and strategy. The Foshan entity will continue its operations substantially as it existed prior to this transaction as a subsidiary of Alpharma's international generic pharmaceutical business.

The terms of Alpharma's acquisition of the Oral Pharmaceuticals Business from Mayne are included in the Put and Call Option Agreement, attached as an Exhibit to Alpharma's Form 8-K dated July 11, 2001 and incorporated herein by reference.

Alpharma financed the acquisition of the Oral Pharmaceuticals Business, refinanced its outstanding bank debt and provided for its reasonably anticipated future working capital requirements through borrowings under a $900 million senior Credit Agreement dated October 5, 2001 between a subsidiary of Alpharma and certain banks, financial institutions and other lender parties and Bank of America, N.A. as Administrative Agent, (the "Credit Agreement") and the sale of $200 million aggregate principal amount of Senior Subordinated Notes issued on December 12, 2001 under a Note Purchase Agreement among Alpharma, certain Alpharma subsidiaries, Banc of America Bridge LLC and CIBC Inc. (the "Note Purchase Agreement").

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of Acquired Business

  Independent Auditor's Report (F-3)

  Faulding Oral Pharmaceuticals Business Combined Financial Statements as of June 30, 2001 and 2000 and for years then ended. (F-4 to F-23)

  Faulding Oral Pharmaceuticals Business Unaudited Combined Financial Statements as of September 30, 2001 and 2000 and for the three months then ended. (F-24 - F-30)

(b)   Pro Forma Financial Information

  Alpharma Inc. Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2001 (F-32).

  Alpharma Inc. Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2000 (F- 33).

  Alpharma Inc. Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2001 (F-34).

  Notes to Unaudited Pro Forma Condensed Combined Financial Statements (F- 35 to
  F- 39).

(c)   Exhibits

2.1 Put and Call Option Agreement, dated July 12, 2001 among Mayne Nickless Limited, Mayne Nickless Health Logistics Pty Limited, Oral Pharmaceuticals Acquisition Corp. and Alpharma Inc. filed as Exhibit 2.1 to the Company's Form 8-K dated July 11, 2001.

4.1 Credit Agreement dated October 5, 2001 among Alpharma, certain Alpharma subsidiaries, certain banks, financial institutions and other lender parties and Bank of America, N.A. as Administrative Agent filed as Exhibit 10 to the Company's Form 10-Q dated November 14, 2001.

23.1 Consent of Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Jeffrey E. Smith
Jeffrey E. Smith Executive Vice President and Chief Financial Officer

Date: February 19, 2002
Faulding Oral Pharmaceuticals Business Independent Auditors' Report Combined Financial Statements Years Ended June 30, 2001 and 2000

FAULDING ORAL PHARMACEUTICALS business

TABLE OF CONTENTS
Page
INDEPENDENT AUDITORS' REPORT	F-3
COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED JUNE 30, 2001 AND 2000:
Combined Balance Sheets	F-4
Combined Statements of Operations	F-5
Combined Statements of Stockholders' Equity	F-6
Combined Statements of Cash Flows	F-7
Notes to Combined Financial Statements	F-8 - F-23

INDEPENDENT AUDITORS' REPORT

To Faulding Holdings, Inc.

We have audited the accompanying combined financial statements of the oral pharmaceuticals business of F H Faulding & Co Limited (the "Faulding Oral Pharmaceuticals Business" or the "Company") for each of the two years in the period ended June 30, 2001, pursuant to the "Offer from Mayne Health Logistics Pty Limited, a wholly owned subsidiary of Mayne Nickless Limited, to acquire all the options in F H Faulding & Co Limited," dated July 19, 2001, and the "Put and Call Option Agreement" between Mayne Nickless Limited and Alpharma Inc., (collectively, the "Agreements"), as described in Note 2 to the financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the financial position and results of operations of the Faulding Oral Pharmaceuticals Business sold to Mayne Nickless pursuant to the Agreements described in Note 2, and is not intended to be a complete presentation of the Faulding Oral Pharmaceuticals Business' assets and liabilities, operations, or cash flows.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Faulding Oral Pharmaceuticals Business as of June 30, 2001 and 2000, and the results of its operations and its cash flows for the years ended June 30, 2001 and 2000, sold pursuant to the Agreements referred to in Note 2, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

October 30, 2001

FAULDING ORAL PHARMACEUTICALS BUSINESS
COMBINED BALANCE SHEETS
JUNE 30, 2001 AND 2000
	2001	2000
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 12,371,000	$ 15,605,759
Accounts receivable, net of allowance for doubtful accounts
of $1,032,788 and $984,528, respectively	4,894,485	14,022,227
Inventories	55,656,602	35,821,847
Deferred tax asset, current	19,791,258	9,863,423
Other current assets	4,355,592	3,153,561

Total current assets	97,068,937	78,466,817

PROPERTY, PLANT AND EQUIPMENT - Net	92,935,715	61,618,489

GOODWILL AND OTHER INTANGIBLES - Net	82,285,253	88,128,719

ASSETS HELD FOR SALE	1,247,697	-

OTHER	1,042,189	987,195

TOTAL ASSETS	$274,579,791	$ 229,201,220

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 39,334,585	$ 24,160,009
Accrued expenses	32,594,225	21,577,658
Current portion of long-term debt	-	604,012
Income taxes payable	19,300,416	18,631,986

Total current liabilities	91,229,226	64,973,665

LONG-TERM DEBT	-	77,500,000

MINORITY INTEREST	2,049,748	1,944,042

DEFERRED INCOME TAXES	4,598,600	3,928,808

OTHER	998,255	987,195

Total liabilities	98,875,829	149,333,710

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS' EQUITY:
Combined equity	141,840,442	55,641,814
Accumulated other comprehensive income	2,729,413	2,001,435
Retained earnings	31,134,107	22,224,261
Total stockholders' equity	175,703,962	79,867,510
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 274,579,791	$ 229,201,220

See notes to combined financial statements.
FAULDING ORAL PHARMACEUTICALS BUSINESS

COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 2001 AND 2000

	2001	2000

NET REVENUES	$ 205,202,617	$ 156,935,581

COSTS OF GOODS SOLD	112,710,992	85,866,964

Gross profit	92,491,625	71,068,617

OPERATING EXPENSES:
General and administrative	51,539,221	38,229,260
Research and development	18,608,806	18,421,412

INCOME FROM OPERATIONS	22,343,598	14,417,945

INTEREST INCOME	3,667,656	1,387,314

INTEREST EXPENSE	(9,546,045)	(5,674,023)

OTHER INCOME - Net	604,970	4,246,705

MINORITY INTEREST	(105,706)	(112,728)

INCOME BEFORE PROVISION FOR INCOME TAXES	16,964,473	14,265,213

PROVISION FOR INCOME TAXES	8,054,627	7,244,987

NET INCOME	$ 8,909,846	$ 7,020,226

See notes to combined financial statements.

FAULDING ORAL PHARMACEUTICALS BUSINESS

COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 2001 AND 2000

		Accumulated
		Other
	Combined	Comprehensive	Retained
	Equity	Income	Earnings	Total

BALANCE, JUNE 30, 1999	$ 70,071,986	$ 1,981,894	$ 15,204,035	$ 87,257,915

Net income	-	-	7,020,226	7,020,226

Related party transactions, net	(14,430,172)	-	-	(14,430,172)

Foreign currency translation adjustment	-	19,541	-	19,541

BALANCE, JUNE 30, 2000	55,641,814	2,001,435	22,224,261	79,867,510

Net income	-	-	8,909,846	8,909,846

Related party transactions, net	86,198,628	-	-	86,198,628

Capital invested by Parent	96,000,000	-	-	96,000,000

Dividends paid to Parent	(96,000,000)	-	-	(96,000,000)

Foreign currency translation adjustment	-	727,978	-	727,978

BALANCE, JUNE 30, 2001	$ 141,840,442	$ 2,729,413	$ 31,134,107	$ 175,703,962

See notes to combined financial statements.
FAULDING ORAL PHARMACEUTICALS BUSINESS
COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 2001 AND 2000
	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 8,909,846	$ 7,020,226
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	11,011,167	10,397,575
Deferred income taxes	(9,258,043)	(6,508,294)
Minority interest	105,706	112,728
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	9,127,742	(3,410,455)
Inventories	(19,834,755)	(4,283,688)
Other current assets	(1,202,030)	(1,713,592)
Other assets	(54,994)	(987,195)
Increase (decrease) in:
Accounts payable	15,057,626	8,544,847
Accrued expenses	11,133,517	9,947,929
Income taxes payable	668,430	9,091,387
Other liabilities	11,060	987,195
Net cash provided by operating activities	25,675,272	29,198,663

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(38,084,945)	(9,801,573)
Purchase of brand name	-	(15,000,000)
Net cash used in investing activities	(38,084,945)	(24,801,573)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances under long-term debt	11,500,000	10,000,045
Repayments of long-term debt	(89,604,012)	-
Dividends paid to Parent	(96,000,000)	-
Capital invested by Parent	96,000,000	-
Related party transactions, net	86,198,628	(14,430,172)

Net cash provided by (used in) financing activities	8,094,616	(4,430,127)

EFFECT OF EXCHANGE RATES ON CASH AND CASH
EQUIVALENTS	1,080,298	297,498

NET (DECREASE) INCREASE IN CASH AND CASH
EQUIVALENTS	(3,234,759)	264,461

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	15,605,759	15,341,298

CASH AND CASH EQUIVALENTS, END OF YEAR	$ 12,371,000	$ 15,605,759

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$ 2,893,205	$ 4,647,221
Income taxes	$ 16,594,460	$ 6,487,038

See notes to combined financial statements.

FAULDING oral PHARMACEUTICALS BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2001 AND 2000

  NATURE OF OPERATIONS

  The oral pharmaceuticals business of F H Faulding & Co Limited (the "Faulding Oral Pharmaceuticals Business" or the "Company") discovers, develops, manufactures and markets oral dose generic and proprietary pharmaceuticals for human consumption. The Company conducts the majority of its business within the United States of America ("US") with a small interest in China. The Company sells its products primarily through chains, wholesalers and distributors. The Company operates under one segment, oral pharmaceuticals.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation - During the second quarter of fiscal 2001, Mayne Nickless Ltd. ("Mayne") issued a bid to acquire F H Faulding & Co Limited ("Faulding"). One of the conditions of the bid involved the subsequent sale of the Faulding Oral Pharmaceuticals Business by Mayne to Alpharma Inc. ("Alpharma"). As defined in the "Put and Call Option Agreement" between Mayne and Alpharma, the Faulding Oral Pharmaceuticals Business means the business of research, development, manufacturing, sales and marketing of generic and proprietary oral pharmaceuticals in the USA and China. The companies comprising the Faulding Oral Pharmaceuticals Business are: Faulding Laboratories, Inc., Purepac Pharmaceutical Co., Faulding Inc., Faulding Holdings, Inc., Faulding Pharmaceutical Inc., Faulding Services Inc., Point Holdings Inc., Whitney Pharmaceuticals Inc., Excel Pharmaceuticals, and Purepac Pharmaceuticals Holding, Inc. in the US, and Foshan Faulding Pharmaceutical Co. Ltd. and Faulding China Limited in China. With the exception of Purepac Pharmaceutical Co. (generic pharmaceuticals), Faulding Laboratories Inc. (proprietary pharmaceuticals) and Foshan Faulding Pharmaceutical Co. Ltd. (generic pharmaceuticals), which operate as manufacturing and distribution facilities, all other entities identified above function as holding companies. As part of its purchase requirements, Alpharma requested that Faulding prepare audited combined financial statements of the Faulding Oral Pharmaceuticals Business for the two years ended June 30, 2001 and 2000. The combined financial statements are presented based upon accounting principles generally accepted in the United States of America ("US GAAP").

  The accompanying financial statements present the Faulding Oral Pharmaceuticals Business on a combined basis, excluding any assets, liabilities and operations of the Faulding injectables business and the Faulding global pharmaceuticals headquarters business. They consist of the balance sheets as of June 30, 2001 and 2000, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

  The combined financial statements of the Faulding Oral Pharmaceuticals Business ("combined financial statements") have been derived from the financial statements and accounting records of F H Faulding & Co Limited. All significant inter-affiliate balances, transactions and profits relating to those entities which are included in the combination have been eliminated in the combined financial statements. Further, the 10% third-party interest in the Foshan joint venture has been accounted for as a minority interest. Management believes that the assumptions underlying the combined financial statements are reasonable. However, the combined financial statements included herein may not necessarily reflect the financial position, results of operations and cash flows of the Faulding Oral Pharmaceuticals Business in the future or what its financial position, results of operations and cash flows would have been had the Faulding Oral Pharmaceuticals Business been a stand-alone company during the periods presented.

  Parent and Affiliates - For purposes of the Faulding Oral Pharmaceuticals Business, "Parent" refers to F H Faulding & Co Limited and "affiliates" refers to all subsidiaries owned wholly or in part by the Parent, except for those entities included within the Faulding Oral Pharmaceuticals Business as defined above.

  Foreign Currency Translation - The functional currency of the Company's foreign entities is the applicable local currency. The translation of the applicable foreign currencies into US dollars is performed for asset and liability accounts using current exchange rates in effect at the balance sheet date. The China RMB rate was $.1208 as of June 30, 2001 and 2000. Revenues, expense accounts and cash flows are translated at the average rates of exchange prevailing during the year. The average China RMB rate was $.1208 for both fiscal years ended June 30, 2001 and 2000.

  Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with original maturities of three months or less.

  Inventories - Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

  Revenue Recognition - Revenue is recognized when title and risk of loss transfers to customers. Provisions for rebates, returns and allowances and other price adjustments are estimated at the time of the sale and are deducted from gross revenues.

  Income Taxes - The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates expected to apply to taxable income in the periods in which the differences are expected to reverse.

  Foshan Faulding Pharmaceutical Co. Ltd. is subject to Chinese, state and local income tax policy.

  Property, Plant and Equipment - Property, plant and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, which range primarily from 20-30 years for buildings and improvements, and 4-10 years for machinery and equipment and furniture and fixtures. Leasehold improvements are amortized utilizing the straight-line method over the terms of their applicable leases or their useful lives, whichever is less. Land held in China is leased from the Chinese government via a Land Right Use Fee for 50 years as Chinese law dictates that land cannot be owned. This fee was paid at the inception of the Foshan Joint Venture in 1994 and is included as a component of Land in the notes to the combined financial statements.

  In the event that facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flows is required.

  Intangibles - Intangible assets are amortized on a straight-line basis over their estimated useful lives, not to exceed 40 years. Management assesses the recoverability of goodwill, patents and brand names by comparing the Company's forecasted cash flows from operating results, on an undiscounted basis, to the unamortized balance of goodwill, patents and brand names at each semi-annual balance sheet date. If the results of such comparison indicate that an impairment may be likely, the Company will recognize a charge to operations at that time based upon the difference of the present value of the expected cash flows from future operating results (utilizing a discount rate equal to the Company's average cost of funds at the time), and the then balance sheet value. The recoverability of goodwill, patents and brand names is at risk to the extent the Company is unable to achieve its forecast assumptions regarding cash flows from operating results. Management believes, at this time, that the carrying values and useful lives of goodwill, patents and brand names continue to be appropriate.

  Comprehensive Income - The only component of accumulated other comprehensive income for the Company is foreign exchange adjustments. Total comprehensive income for the years ended June 30, 2001 and 2000 is $9,637,824 and $7,039,767, respectively.

  Use of Estimates - The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments - For financial instruments including cash, accounts receivable and payable, accrued expenses and current portion of long-term debt, it was assumed that the carrying amount approximated fair value because of their short maturity.

  Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of overnight cash investments and accounts receivable. The Company invests its cash primarily in an overnight Eurodollar investment. Approximately 53% of the gross accounts receivable balance before allowances at June 30, 2001 was represented by four customers. The Company performs detailed ongoing credit evaluations of customers and establishes credit limits as required. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. As a consequence, management believes that credit risk is limited.

  JOINT VENTURE

  In 1994, the Company founded Foshan Faulding Pharmaceutical Co. Ltd. ("Foshan JV"), a joint venture between Faulding (90% ownership) and Foshan General Pharmaceutical Corporation (10% ownership).

  Faulding's 90% ownership of the Foshan JV is held through Faulding China Limited ("FCL"), a Hong Kong incorporated company. Faulding owns 100% of FCL. The annual net revenues of the entity are $14,533,201 and $14,416,428 for the years ended June 30, 2001 and 2000, respectively.

  The Foshan JV develops, manufactures and markets human oral pharmaceutical products throughout China including both western generic pharmaceuticals and some traditional Chinese medicines ("TCMs"). The manufacturing facility attained Chinese current Good Manufacturing Practices ("cGMP") certification in November 2000 for hard capsule and tablet products and all penicillin products.

  The minority interest as shown on the combined balance sheets represents the 10% interest in the joint venture by Foshan General Pharmaceutical Corporation, a third party.

  IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  Derivative Instruments - SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. Under SFAS No. 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company adopted SFAS No. 133 effective July 1, 2000. The adoption of SFAS No. 133 did not have a significant impact on the financial position, results of operations or cash flows of the Company.

  Revenue Recognition - In December 1999, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin ("SAB") 101, Revenue Recognition in Financial Statements, which summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company implemented SAB 101 on April 1, 2001 and its adoption did not have a material impact on the Company's combined financial statements.

  Business Combinations/Goodwill and Other Intangible Assets - In July 2001, the FASB issued SFAS No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 supercedes APB opinion No. 16, Business Combinations, and amends or supercedes a number of related interpretations of APB 16. SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations, and changes the criteria to recognize intangible assets apart from goodwill. SFAS No. 142 supercedes APB opinion No. 17, Intangible Assets. Under SFAS No. 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The Company plans to adopt the provisions of SFAS No. 141 for any business combination that is initiated after June 30, 2001. The provisions of SFAS No. 142 are effective for fiscal years beginning after December 15, 2001. The Company will adopt SFAS No. 142 beginning in the first fiscal quarter of fiscal 2003. The Company has not yet completed an assessment of the impact of adoption of this standard.

  Asset Retirement Obligations - In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The provisions of SFAS No. 143 are effective for fiscal years beginning after June 15, 2002. The Company will adopt SFAS No. 143 beginning in the first fiscal quarter of fiscal 2003. The Company believes that the adoption of SFAS No. 143 will not have a material impact on its results of operations or financial position.

  Impairment or Disposal of Long-Lived Assets - In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The primary objectives of SFAS No. 144 were to develop one accounting model based on the framework established in SFAS No. 121, and to address significant implementation issues. The provisions of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. The Company will adopt SFAS No. 144 beginning in the first fiscal quarter of fiscal 2003. The Company believes that the adoption of SFAS No. 144 will not have a material impact on its results of operations or financial position.

  INVENTORIES

  Inventories consist of the following:
	2001	2000

Raw materials	$ 19,590,309	$ 15,575,344
Work-in-progress	10,686,772	6,097,884
Finished goods	25,379,521	14,148,619

Total	$ 55,656,602	$ 35,821,847

  PROPERTY, PLANT AND EQUIPMENT, NET

  Property, plant and equipment, net consists of the following:

	2001	2000

Land	$ 7,690,967	$ 6,990,473
Buildings and improvements	39,194,410	33,103,147
Machinery and equipment	55,983,394	48,250,827
Furniture and fixtures	1,227,894	1,010,785

Total	104,096,665	89,355,232

Accumulated depreciation and amortization	(42,775,067)	(37,712,505)

Subtotal	61,321,598	51,642,727

Construction in progress	31,614,117	9,975,762

Total	$ 92,935,715	$ 61,618,489

  In China, the Foshan JV's production capability has been consolidated to a main site. One of the manufacturing sites is, therefore, no longer required and is presently part of negotiations for sale to the Foshan government. Accordingly, the applicable building and land have been reclassified as assets held for sale. The net book value of these assets is $1,247,697.

  Included in construction in progress is $1,216,533 and $297,798 of capitalized interest as of June 30, 2001 and 2000, respectively.

  GOODWILL AND OTHER INTANGIBLES, NET

  Goodwill and other intangibles, net consists of the following:
	2001	2000

Goodwill	$ 89,770,256	$ 90,123,194
Brandnames	15,000,000	15,000,000
Other tangibles	1,024,696	493,899

Total	105,794,952	105,617,093

Accumulated amortization	(23,509,699)	(17,488,374)

Total	$ 82,285,253	$ 88,128,719

  In 1990, the Company, excluding the Foshan JV, was purchased by the Parent. In November 1994, the Parent acquired a 90% ownership interest in the Foshan JV. In January 1998, Faulding Inc. gained approval from its minority shareholders for the buy back of the remaining 27% of its stock. The excess of the purchase price over the market value of the net assets acquired amounted to $2.3 million for the Foshan JV, $66.5 million for the buy back and $20.9 million for the purchase by the Parent. The goodwill is being amortized over 20 years for each transaction.

  On November 22, 1999, the Company purchased Serax® , an anxiolytic, from Wyeth Ayerst. The Company paid $10.0 million in cash at closing and an additional $5.0 million one year later. The intangible asset is being amortized over 15 years.

  ACCRUED EXPENSES

  Accrued expenses consists of the following:
	2001	2000

Accrued royalty	$ 5,645,954	$ 2,475,113
Serax acquisition payment	--	5,000,000
Accrued bonus	4,155,384	3,496,260
Other	22,792,887	10,606,285

Total	$ 32,594,225	$ 21,577,658

  LONG-TERM DEBT

  Long-term debt consists of the following:
	2001	2000

Bank credit facilities	$ --	$ 604,012
Senior debt	--	77,500,000

Total	--	78,104,012

Less current portion	--	(604,012)

Total	$ --	$ 77,500,000

  The Company has credit facilities in both the United States (the "US facility") and China (the "China facilities"). The US facility was established with Australian New Zealand Bank ("ANZ Bank") on May 24, 1990 with a line of credit of $5 million and amended on June 14, 1994 to $15 million. The terms of the amended facility were LIBOR + 0.55% with a commitment fee on the unused portion of 0.30% per annum. The US facility was repaid on February 18, 2000 and the facility was closed. The weighted-average interest rate in the year 2000 was 5.67%. No borrowings were made under the US facility during 2001.

  The China facilities are a line of credit with availabilities of RMB 24 million (USD $2.9 million) and RMB 9 million (USD $1.1 million), of which RMB 0 and RMB 5.0 million (USD $0.6 million) were outstanding as of June 30, 2001 and 2000, respectively. These facilities are established through the Bank of China and the Industrial and Commercial Bank of China and are secured with guarantees from the Parent through ANZ Bank. The 2000 weighted-average interest rate was 6.732%. The undrawn borrowing availability under these facilities as of June 30, 2001 and 2000 were RMB 24 million (USD $2.9 million) and RMB 4 million (USD $0.5 million), respectively.

  The Company entered into a credit agreement with National Australia Bank ("NAB") in 1998 as part of the purchase of the remaining 27% of US operations by Faulding in the amount of $67.5 million. The loan was guaranteed by the Parent and bears interest at LIBOR plus a funding fee. The loan rolls over every 90 days at the prevailing LIBOR rate at that time plus the funding fee. In 1999, $20.0 million was borrowed from Bank One and used to pay back NAB. The weighted-average interest rate in 2000 for the $47.5 million and $20 million loans was 6.29% and 6.23%, respectively. The loans were paid off on February 26, 2001. The weighted-average interest rates in 2001 for the $47.5 million and $20 million loans were 7.08% and 7.0%, respectively.

  The Company borrowed $10.0 million from Bank One for the purchase of the SERAX® product line on November 22, 1999. The loan was guaranteed by the Parent and bears interest at LIBOR plus a funding fee and rolls over every 90 days. The weighted-average interest rate in 2000 was 6.58%. The Company borrowed an additional $5 million on December 5, 2000 to pay the balance of the purchase price of SERAX® with the same terms. Both of these loans were repaid on February 26, 2001. The weighted-average interest rates paid for both loans in 2001 were 7% and 6.96%, respectively.

  The Company borrowed $6.5 million from Bank One for the purchase of an additional manufacturing facility in Piscataway, New Jersey on December 14, 2000. The loan was guaranteed by the Parent and bears interest at LIBOR plus a funding fee with a quarterly rollover. The loan was repaid on February 26, 2001. The weighted-average interest rate was 6.86% during 2001.

  The Company utilized a $96 million capital investment from its Parent to repay all of its long-term debt outstanding. The Company then paid a $96 million dividend to its Parent out of combined equity.

  The Company is part of Faulding's Negative Pledge and Cross Guarantee with several banks, including ANZ Bank, Commonwealth Bank of Australia, NAB, Westpac, Bank One and Citibank. Faulding's bank loans are unsecured. The loan agreement contains various restrictive covenants to be met on the consolidated F H Faulding & Co Limited group level. As of June 30, 2001 and 2000, the Parent was in compliance with the covenants.

  RELATED PARTIES

  The Company is 100% owned by the Parent. In the ordinary course of business, certain transactions occur between the Company, the Parent and its affiliates. There are also transactions that occur between the Company, the Parent and its affiliates that eliminate in consolidation with the Parent. These transactions include interest charges on intercompany balances with both the Parent and affiliates, royalty payments to the Parent and funding fees for bank loans, all of which are recognized in the results of operations for each of the years ended June 30, 2001 and 2000. Significant transactions are as follows:
	2001	2000

Royalty expense to Parent	$ 11,713,517	$ 4,820,970
Intercompany interest expense	5,553,889	854,003
Intercompany interest income	(2,223,842)	(647,435)
Funding fees	467,153	751,250

Total	$ 15,510,717	$ 5,778,788

  The rights to sell two of the Company's products are held by the Parent. Accordingly, royalties are paid to the Parent based on sales volumes of those products in the US. Intercompany interest expense and income is charged based on the outstanding balances with the Parent and affiliates at the prevailing 1-month bankers acceptance index rate plus 150 basis points. Bank funding fees represent expenses charged by the Parent as a fee for their guarantee on outstanding bank loans.

  11.    COMMITMENTS AND CONTINGENCIES

  Commitments - The Company has operating leases expiring on various dates through fiscal year 2006. The leases are primarily for office and laboratory equipment and vehicles. At June 30, 2001, future minimum commitments under non-cancelable operating lease arrangements were as follows:

Year Ended June 30,

2002	$ 1,161,821
2003	863,259
2004	375,934
2005	255,481
2006	127,741

$ 2,784,236

  Total rent expense charged to operations was $1,562,735 and $1,401,072 for the years ended June 30, 2001 and 2000, respectively.

  The Company also has various commitments in China for the upgrade of its manufacturing facility to attain full Chinese cGMP approval. Commitments as of June 30, 2001 amount to RMB 2.9 million (USD $352,216). Further commitments totaling RMB 7.6 million (USD $940,667) for this upgrade were signed in July 2001.

  Land held in China is leased from the Chinese government via a Land Right Use fee for 50 years as Chinese law dictates that land cannot be owned. This fee was initiated at the inception of the Foshan JV in 1994 and is included as a component of Land in the notes to the special purpose combined financial statements.

  Contingencies - The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the ultimate outcome of these actions will not materially affect the financial position or results of operations of the Company.

  STOCKHOLDERS' EQUITY

  The combined equity as presented on the combined balance sheets represents balances as incorporated into the consolidated financial position of Faulding. Accordingly, certain transactions occurred that have impacted these balances that would have eliminated in consolidation with Faulding.

  On November 29, 2000, Purepac made a dividend payment of $96.0 million to its Parent, F H Faulding & Co Limited, in exchange for issued capital of $96 million. This was classified as a nontaxable share dividend as a result of the immediate recapitalization into the Company.

  STOCK COMPENSATION PLANS

  The Company administers the 1998 Faulding Inc. Share Appreciation Rights Plan (the "Plan"). Share appreciation rights granted under the Plan are redeemable only for cash. The value of each right shall be the excess of the fair market value at the exercise date over the base value on the grant date. These rights generally vest equally over three years and expire five years after the date of the grant, subject to 100% vesting acceleration in the event of a change in control. A change in control shall mean the occurrence of any of the following: (a) the acquisition directly or indirectly (in one or more related transactions) by any person or group, of beneficial ownership of more than 50% of the outstanding capital shares of the Parent entitled to vote for the election of directors ("Voting Shares"); (b) the merger or consolidation of the Parent with one or more other corporations as a result of which the holders of the outstanding Voting Shares of the Parent immediately before the merger hold less than 50% of the Voting Shares of the surviving or resulting corporation; (c) the sale of all or substantially all of the assets of the Parent; or (d) the Parent or any of its shareholders enters into any agreement providing for any of the foregoing and the transaction contemplated thereby is ultimately consummated. All rights not exercised at the date of employee termination are forfeited.

  Summarized information relative to the Plan is as follows:
Number
of Shares

Outstanding, June 30, 1999	1,986,333
Granted	1,535,996
Exercised	(15,001)
Forfeited	(698,666)

Outstanding, June 30, 2000	2,808,662
Granted	535,000
Exercised	(682,277)
Forfeited	(395,740)

Outstanding, June 30, 2001	2,265,645

  As of June 30, 2001 and 2000, there were 884,533 and 620,371 rights exercisable, respectively. The Company has recorded a liability of $3,968,624 and $356,333 within the special purpose combined balance sheets to reflect all vested and pro rata portion of unvested rights as of June 30, 2001 and 2000, respectively. The rights exercisable at June 30, 2001 can be exercised at strike prices ranging from $6.68 to $10.24 over periods extending through June 2005.

  Certain key employees of the Foshan JV are eligible to participate in the F H Faulding & Co Limited stock option plan. As of June 30, 2001, 13,500 options were outstanding. There were no options outstanding as of June 30, 2000. No amounts have been recorded at June 30, 2001 with respect to these options.

  The Company has retention and termination arrangements in place with certain key executives. The arrangements consist of termination benefits and/or retention benefits payable to the executives upon the occurrence of certain events. In addition to salary payments, the termination benefits trigger the immediate vesting of all stock appreciation rights previously issued to the respective individual. The retention benefits will be paid upon the individual's continuous employment during the three-year period from April 1, 2000 through April 1, 2003. The Company has recorded a liability of $416,666 and $83,333 within the combined balance sheets to reflect the accrual for service performed applicable to the retention benefits portion of the executive compensation arrangements for the years ended June 30, 2001 and 2000, respectively.

  PENSION AND OTHER POST-RETIREMENT BENEFIT PLANS

  The Company maintains the "Faulding Inc. Pension Plan" (the "Plan"), a U.S. defined benefit plan for all eligible non-union salaried U.S. employees. Benefits for the eligible employees are based on salary and years of service. Investments are maintained by a single custodian and are held in pooled separate accounts.

  A reconciliation of the changes in the Plan's benefit obligations, fair value of assets and statement of funded status for the years ended June 30, 2001 and 2000 are as follows:
	Pension Benefits
	2001	2000
Reconciliation of benefit obligation:
Obligation at June 30	$ 6,959,602	$ 5,551,169
Service cost	1,083,360	890,451
Interest cost	528,154	415,078
Actuarial loss	997,161	136,497
Benefit paid	(289,422)	(33,593)

Obligation at June 30	9,278,855	6,959,602

Reconciliation of fair value of Plan assets:
Fair value of Plan assets at June 30	4,152,173	3,624,008
Actual (loss) return on Plan assets	(327,239)	430,758
Employer contributions	1,395,202	131,000
Benefit payments	(289,422)	(33,593)

Fair value of Plan assets at June 30	4,930,714	4,152,173

Funded status:
Funded status at June 30	(4,348,141)	(2,807,429)
Unrecognized prior service cost	(52,982)	(9,334)
Unrecognized net loss	2,598,115	909,939

Net amount recognized	$ (1,803,008)	$ (1,906,824)

  The amounts recognized in the accompanying combined balance sheets are $1,803,008 and $1,906,824 as of June 30, 2001 and 2000, respectively.

  The aggregate benefits obligation for the Plan where the accumulated benefits obligation exceeded the fair value of plan assets was $5.1 million at June 30, 2001. At June 30, 2000, the fair value of plan assets exceeded the accumulated benefits obligation. There are no plan assets in nonqualified plans.

  The weighted-average assumptions used in accounting for the Company's funded status at June 30 are as follows:
	Pension Benefits
	2001	2000

Discount rate	7.25%	7.75%
Salary increase	4.50	4.50

  Components of the net periodic benefit cost for the Plan are as follows:
	Pension Benefits
	2001	2000

Service cost	$ 1,083,360	$ 890,451
Interest cost	528,154	415,078
Expected return on Plan assets	(399,930)	(312,180)

Net periodic benefit cost	1,211,584	993,349

Unrecognized prior service cost	43,648	43,650
Experience losses	36,154	70,261

Net periodic benefit cost	$ 1,291,386	$ 1,107,260

  The weighted-average assumptions used in accounting for the Company's pension cost at June 30 are as follows:
	Pension Benefits
	2001	2000

Discount rate	7.75%	7.50%
Expected return on Plan assets	8.50	8.50
Rate of compensation increase	4.50	4.50

  The Company also maintains a noncontributory Deferred Compensation Trust (the "Deferred Plan") for certain key U.S. employees. Under the Deferred Plan, employees may elect to defer all or any portion of their annual base salary and/or annual bonus. Included within other noncurrent liabilities at June 30, 2001 and 2000 are balances of $998,254 and $987,195, respectively, representing the Company's obligation under the Deferred Plan. To assist in the funding of this obligation, the Company invests in certain mutual funds and as such, included within other noncurrent assets at June 30, 2001 and 2000 are balances of $998,254 and $987,195, respectively, representing the fair value of these funds.

  The Company also has a defined contribution plan allowing eligible employees to withhold a fixed percentage of their salary which is matched, in part, by the Company. The cost of this plan amounted to $760,442 and $567,801 in 2001 and 2000, respectively.

  The Foshan JV pays employee benefits as required under Chinese government requirements. Such payments include components for pension, medical, unemployment insurance and workers' compensation for industrial injuries and was approximately $132,000 for each of the years ended June 30, 2001 and 2000. No additional pension payments have been provided for employees of the Foshan JV as at June 30, 2001 and 2000. The Foshan JV does, however, contribute to the refunding of additional outpatient costs, particularly medicines for amounts not 100% covered by the government's insurance program.

  OTHER INCOME, NET

  Other income, net consists of the following:
	2001	2000

Royalty income	$ 1,176,923	$ 3,468,393
Contract termination fee	-	1,700,000
Bank funding fee to Parent	(467,153)	(751,250)
Other	(104,800)	(170,438)

Total	$ 604,970	$ 4,246,705

  Royalty income primarily includes royalties received, under a 12-month agreement, from the sale of the rights of one product to a third party. The royalty agreement existed from September 1999 through September 2000. The contract termination fee represents the settlement received from a third party as a result of the early termination of its contract with the Company. Bank funding fees represent expenses charged by the Parent as a fee for their guarantee on outstanding bank loans.

  SEGMENT INFORMATION

  The Faulding Oral Pharmaceuticals Business discovers, develops, manufactures and markets oral dose generic and proprietary pharmaceuticals for human consumption. The Company conducts the majority of its business within the United States with a small interest in China. The Company sells its products primarily through chains, wholesalers and distributors. The Company operates under one segment, oral pharmaceuticals.
	US	China	Total
2001
Net revenues:
Generic	$ 174,628,219	$ 14,533,201	$ 189,161,420
Proprietary	16,041,197	-	16,041,197

Total	$ 190,669,416	$ 14,533,201	$ 205,202,617

Gross profit	$ 87,935,385	$ 4,556,240	$ 92,491,625

Operating expenses	$ 66,493,829	$ 3,654,198	$ 70,148,027

Long-lived identifiable assets	$ 157,067,469	$ 19,401,196	$ 176,468,665

Capital expenditures	$ 36,401,626	$ 1,683,319	$ 38,084,945

	US	China	Total
2000
Net revenues:
Generic	$ 134,469,528	$ 14,416,428	$148,885,956
Proprietary	8,049,625	-	8,049,625

Total	$ 142,519,153	$ 14,416,428	$156,935,581

Gross profit	$ 66,620,841	$ 4,447,776	$ 71,068,617

Operating expenses	$ 53,344,897	$ 3,305,775	$ 56,650,672

Long-lived identifiable assets	$ 130,979,455	$ 18,767,753	$149,747,208

Capital expenditures	$ 7,242,509	$ 2,559,064	$ 9,801,573

  Net revenues are represented in the geographic area in which the Company's customers are located. Sales to two of the Company's largest customers accounted for 17% and 13% in 2001 and 24% and 10% in 2000 of combined net revenues. No other single customer accounted for 10% or more of the Company's net revenues in 2001 or 2000.

  There were no export sales for the years ended June 30, 2001 and 2000.

  INCOME TAXES

  Income taxes are summarized as follows:
	2001	2000
Current provision for income taxes:
Federal	$ 15,113,772	$ 9,449,176
State and local	2,198,898	1,721,458

	17,312,670	11,170,634

Deferred provision for income taxes:
Federal	(7,835,621)	(3,222,215)
State and local	(1,422,422)	(703,432)

	(9,258,043)	(3,925,647)

Total	$ 8,054,627	$ 7,244,987

  A reconciliation of the Federal income tax to the U.S. statutory rate follows:
	2001	2000

Income tax at Federal statutory rate	$ 5,937,628	$ 4,992,825
M&E	65,577	23,989
Amortization	1,656,502	1,806,126
Contributions	(109,789)	(239,670)
State tax, net of Federal benefit	504,709	661,717

Total	$ 8,054,627	$ 7,244,987

  The tax effect of the temporary differences that give rise to the Company's net deferred U.S. federal and state taxes as of June 30, 2001 and 2000 are as follows:
	2001	2000
ASSETS:
Deferred tax assets:
Current:
Accrued compensation	$ 1,522,153	$ 1,238,757
Bad debt reserve	80,000	80,000
Inventory reserve	2,531,969	565,616
Accrued vacation	(45,580)	57,471
Returns/rebates	15,105,317	7,921,579
Other	597,399	-

Subtotal	19,791,258	9,863,423

Noncurrent:
Accrued compensation	1,138,134	-
NOL	1,524,403	3,178,130
Valuation allowance	(1,524,403)	(2,650,699)

Subtotal	1,138,134	527,431

Net deferred tax asset	$ 20,929,392	$ 10,390,854

LIABILITIES:
Deferred tax liability:
Noncurrent:
Depreciation	$ 5,736,734	$ 4,456,239

  The Company has approximately $8.3 million and $7.0 million of net operating loss carryforwards in certain foreign and state jurisdictions which expire beginning in 2003. Since it is management's opinion that it is not likely that the Company will realize these losses, a full valuation allowance has been established.

  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

	Quarter Ended
	September 30	December 31	March 31	June 30
2001

Net revenue	$ 43,906,188	$ 54,228,259	$ 44,569,014	$ 62,499,156
Gross profit	25,027,982	21,046,728	27,416,797	19,000,118
Net income (loss)	4,787,440	2,154,497	1,875,440	92,469
Total assets	235,005,431	255,455,005	277,165,299	274,579,791

2000

Net revenue	$ 34,644,767	$ 38,355,212	$ 38,072,719	$ 45,862,883
Gross profit	21,429,903	18,264,595	17,234,462	14,139,657
Net income (loss)	4,117,550	1,995,176	1,156,100	(248,600)
Total assets	212,895,147	228,656,406	230,091,840	229,201,220

******

Faulding Oral Pharmaceuticals Business Combined Financial Statements Three Months Ended September 30, 2001 and 2000

FAULDING ORAL PHARMACEUTICALS business

TABLE OF CONTENTS
Page
COMBINED FINANCIAL STATEMENTS (UNAUDITED)
Combined Balance Sheets as of September 30, 2001 and June 30, 2001	F-26
Combined Statements of Operations for the three months ended September 30, 2001 and 2000	F-27
Combined Statements of Cash Flows for the three months ended September 30, 2001 and 2000	F-28
Notes to Combined Financial Statements	F-29 - F-30

FAULDING ORAL PHARMACEUTICALS BUSINESS
COMBINED BALANCE SHEETS AS OF
SEPTEMBER 30, 2001 AND JUNE 30, 2001
	September 30,	June 30,
ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$ 9,844,478	$ 12,371,000
Accounts receivable, net of allowance for doubtful accounts
of $1,032,326 and $1,032,788, respectively	1,793,343	4,894,485
Inventories	54,907,853	55,656,602
Deferred tax asset, current	23,807,270	19,791,258
Other current assets	3,404,091	4,355,592

Total current assets	93,757,035	97,068,937

PROPERTY, PLANT AND EQUIPMENT - Net	101,152,730	92,935,715

GOODWILL AND OTHER INTANGIBLES - Net	80,811,744	82,285,253

ASSETS HELD FOR SALE	1,264,321	1,247,697

OTHER	1,099,726	1,042,189

TOTAL ASSETS	$ 278,085,556	$ 274,579,791

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 20,025,367	$ 39,334,585
Accrued expenses	23,640,955	32,594,225
Income taxes payable	27,279,468	19,300,416

Total current liabilities	70,945,790	91,229,226

MINORITY INTEREST	2,092,297	2,049,748

DEFERRED INCOME TAXES	3,945,743	4,598,600

OTHER	1,099,726	998,255

Total liabilities	78,083,556	98,875,829

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY:
Combined equity	162,546,068	141,840,442
Accumulated other comprehensive income	2,091,951	2,729,413
Retained earnings	35,363,981	31,134,107

Total stockholders' equity	200,002,000	175,703,962

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 278,085,556	$ 274,579,791
FAULDING ORAL PHARMACEUTICALS BUSINESS

COMBINED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

	(unaudited)
		2001 2000

NET REVENUES	$ 53,707,487	$ 43,906,188

COSTS OF GOODS SOLD	28,619,796	18,878,206

Gross profit	25,087,691	25,027,982

OPERATING EXPENSES:
General and administrative	12,767,500	10,882,853
Research and development	4,665,424	4,663,524

INCOME FROM OPERATIONS	7,654,767	9,481,605

INTEREST INCOME	79,737	124,834

INTEREST EXPENSE	(97)	(1,402,835)

OTHER (EXPENSE)/INCOME - Net	(76,766)	925,963

MINORITY INTEREST	(42,549)	(13,807)

INCOME BEFORE PROVISION FOR INCOME TAXES	7,615,092	9,115,760

PROVISION FOR INCOME TAXES	3,385,218	4,328,320

NET INCOME	$ 4,229,874	$ 4,787,440

See notes to combined financial statements.
FAULDING ORAL PHARMACEUTICALS BUSINESS

COMBINED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
	(unaudited)
	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 4,229,874	$ 4,787,440
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	3,061,187	2,633,366
Deferred income taxes	(4,668,869)	-
Minority interest	42,549	13,807
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	3,051,142	(12,897,749)
Inventories	748,749	(6,227,923)
Other current assets	951,500	1,500,199
Other assets	(57,538)	-
Increase (decrease) in:
Accounts payable	(19,309,218)	(5,417,433)
Accrued expenses	(9,006,259)	202,347
Income taxes payable	7,979,052	(380,417)
Other liabilities	101,472	-

Net cash used in operating activities	(12,876,359)	(15,786,363)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,936,981)	(1,374,703)

Net cash used in investing activities	(9,936,981)	(1,374,703)

CASH FLOWS FROM FINANCING ACTIVITIES:
Related party transactions, net	20,705,626	5,426,692

Net cash provided by financing activities	20,705,626	5,426,692

EFFECT OF EXCHANGE RATES ON CASH AND CASH
EQUIVALENTS	(418,808)	787,518

NET DECREASE IN CASH AND CASH
EQUIVALENTS	(2,526,522)	(10,946,856)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	12,371,000	15,605,759

CASH AND CASH EQUIVALENTS, END OF YEAR	$ 9,844,478	$ 4,658,903

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$ 0	$ 1,413,148
Income taxes	$ 110,375	$ 4,708,737

See notes to combined financial statements.

FAULDING oral PHARMACEUTICALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

1.   BASIS OF PRESENTATION

The unaudited combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting on interim periods.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations.  The combined financial statements should be read in conjunction with the accounting policies and notes to the combined financial statements of the oral pharmaceuticals business of F H Faulding & Co Limited (the "Faulding Oral Pharmaceuticals Business" or the "Company") issued for the years ended June 30, 2001 and 2000.

In the opinion of management, the combined financial statements reflect all normal and recurring adjustments necessary for a fair statement of the operations for the interim periods presented.

The accompanying financial statements present the Faulding Oral Pharmaceuticals Business on a combined basis, excluding any assets, liabilities and operations of the Faulding injectables business and the Faulding global pharmaceuticals headquarters business. They consist of the balance sheets as of September 30, 2001 and June 30, 2001, and the related statements of operations and cash flows for the three months ended September 30, 2001 and 2000.

2. COMPREHENSIVE INCOME

The only component of accumulated other comprehensive income for the Company is foreign exchange adjustments. Total comprehensive income for the three months ended September 30, 2001 and 2000 is $3,592,412 and $7,311,795, respectively.

3. INVENTORIES

Inventories consist of the following:

	September 30,	June 30,

Raw materials	$ 22,321,886	$ 19,590,309
Work-in-progress	9,460,011	10,686,772
Finished goods	23,125,956	25,379,521

Total	$ 54,907,853	$ 55,656,602

4.   COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the ultimate outcome of these actions will not materially affect the financial position or results of operations of the Company.

5.   SEGMENT INFORMATION

The Faulding Oral Pharmaceuticals Business discovers, develops, manufactures and markets oral dose generic and proprietary pharmaceuticals for human consumption. The Company conducts the majority of its business within the United States with a small interest in China. The Company sells its products primarily through chains, wholesalers and distributors. The Company operates under one segment, oral pharmaceuticals.

	US	China	Total
2001

Net revenues:
Generic	$ 44,819,314	$ 3,760,196	$ 48,579,510
Proprietary	5,127,977	-	5,127,977

Total	$ 49,947,291	$ 3,760,196	$ 53,707,487

Income before provision for income taxes	$ 7,270,432	$ 344,660	$ 7,615,092

2000

Net revenues:
Generic	$ 37,780,800	$ 3,365,074	$ 41,145,874
Proprietary	2,760,314	-	2,760,314

Total	$ 40,541,114	$ 3,365,074	$ 43,906,188

Income/(loss) before provision for income taxes	$ 9,144,102	$ (28,342)	$ 9,115,760

******

ALPHARMA INC.
Index to Unaudited Pro Forma
Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2001	F-32

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2000	F-33

Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2001	F-34

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	F-35 - F-39

Alpharma Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2001
(Dollars in thousands)
	Alpharma Historical	Faulding Historical	Pro Forma Adjustments		Unaudited Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$32,082	$9,844	$ (9,844)	A	$ 32,082
Accounts receivable, net	295,569	1,793	--		297,362
Inventories	286,686	54,908	7,100	B	348,694
Prepaid expenses and other current assets	20,793	27,211	--		48,004

Total current assets	635,130	93,756	(2,744)		726,142

Property, plant and equipment, net	350,435	101,153	6,700	C	458,288
Intangible assets, net	597,003	80,812	492,766	D	1,170,581
Other assets and deferred charges	216,559	2,364	(120,900)	E	98,023
Total assets	$1,799,127	$ 278,085	$ 375,822		$2,453,034

Liabilities And Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$20,676	$ --	$ 1,588	F	$ 22,264
Short-term debt	17,450	--	(17,450)	F	--
Accounts payable Accrued expenses	68,815 92,536	20,025 23,641	-- --		88,840 116,177
Accrued and deferred income taxes	20,336	27,279	643	G	48,258
Total current liabilities	219,813	70,945	(15,219)		275,539

Long-term debt:
Senior	272,483	--	369,112	F	641,595
Subordinated convertible debt	379,158	--	(67,850)	F	311,308
New Senior subordinated debt	--	--	200,000	F	200,000
Deferred income taxes	28,919	3,946	63,726	G	96,591
Other non-current liabilities	21,464	3,192	--		24,656

Stockholders' equity:
Class A Common stock	6,231	162,546	(162,546)		6,231
Class B Common stock	1,900		475		2,375
Additional paid-in-capital	796,241		66,575		862,816
Retained earnings	165,906	35,364	(76,359)		124,911
Acc. other comprehensive loss	(86,045)	2,092	(2,092)		(86,045)
Treasury stock, at cost	(6,943)	--	--		(6,943)
Total stockholders' equity	877,290	200,002	(173,947)	H	903,345
Total liabilities and stockholders' equity	$1,799,127	$ 278,085	$ 375,822		$2,453,034

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Alpharma Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
For the year ended December 31, 2000
(In thousands, except per share data)

	Historical Alpharma	Faulding Historical	Pro Forma Adjustments		Unaudited Pro Forma Combined

Total revenue	$900,794	$182,070	$ --		$1,082,864
Cost of sales	500,033	104,593	(10,235)	(a)	594,391
Gross profit	400,761	77,477	10,235		488,473
Selling, general and administrative expenses	276,464	60,573	6,494	(b)	343,531
Operating income	124,297	16,904	3,741		144,942
Interest expense	(45,183)	(6,776)	(47,580)	(c)	(99,539)
Other income (expense), net	(3,430)	4,932	(4,169)	(d)	(2,667)
Income before income taxes	75,684	15,060	(48,008)		42,736
Provision for income taxes	20,176	7,212	(18,243)	(e)	9,145
Net income	$55,508	$ 7,848	$(29,765)		$33,591

Average common shares outstanding:
Basic	35,000				37,373	(2)
Diluted	47,479				37,773
Earnings per share:
Basic	$1.59				$ .90
Diluted	$1.49	(1)			$ .89

  Includes addback to net income for adjustments required under the if-converted method applicable to the convertible notes.
  Includes proforma conversion of A.L. Industrier Note to 2,373 shares of Class B common stock.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Alpharma Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
For the nine months ended September 30, 2001
(In thousands, except per share data)

	Alpharma Historical	Faulding Historical	Pro Forma Adjustments		Unaudited Pro Forma Combined

Total revenue	$732,170	$160,775	$ --		$892,945
Cost of sales	419,107	89,255	(6,299)	(a)	502,063
Gross Profit	313,063	71,520	6,299		390,882
Selling, general and administrative expenses	220,670	55,486	4,181	(b)	280,337
Operating income	92,393	16,034	2,118		110,545
Interest expense	(28,359)	(6,298)	(34,469)	(c)	(69,126)
Other income (expense), net	(221)	1,625	(3,127)	(d)	(1,723)
Income before provision for income taxes	63,813	11,361	(35,478)		39,696
Provision for income taxes	21,492	5,164	(13,482)	(e)	13,174
Net income	$42,321	$6,197	$(21,996)		$26,522

Average common shares outstanding:
Basic	40,265				42,638	(2)
Diluted	52,484				42,818

Earnings per share:
Basic	$1.05				$ .62
Diluted *	$1.02	(1)			$ .62

  Includes addback to net income for adjustments required under the if-converted method applicable to the convertible notes.
  Includes proforma conversion of A.L. Industrier Note to 2,373 shares of Class B common stock.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

1.      Basis of Presentation

        The unaudited pro forma condensed combined financial statements (pro forma financials) are presented for illustrative purposes only, giving effect to the acquisition and financings, as described and therefore are not indicative of the operating results that might have been achieved had the acquisition occurred as of an earlier date, nor are they indicative of operating results which may occur in the future.

        On July 12, 2001, Alpharma entered into a definitive agreement to acquire the generic and proprietary oral solid dose pharmaceuticals business ("OPB acquisition") in the U.S. and China of F.H. Faulding & Co. Limited from Mayne Nickless Limited for total consideration of $660.0 million in cash. On October 2, 2001, Mayne closed its tender offer for Faulding's shares after having accepted the tender of more than 90% of Faulding's shares. On October 5, 2001, Alpharma gained operational control of OPB subject to certain limitations. On December 12, 2001 Mayne had acquired 100% of Faulding's shares through a compulsory acquisition under Australian law, separated the OPB from Faulding's other businesses and transferred the OPB to Alpharma in accordance with the acquisition agreement.

        The OPB acquisition will be accounted for in accordance with the purchase method as prescribed in Statement of Financial Accounting Standards No. 141, "Business Combinations". Because the acquisition was completed subsequent to the Adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" residual goodwill was not amortized in the pro forma financials. The total purchase price has been allocated to the tangible and identifiable intangibles and liabilities of the acquired business based upon preliminary estimates of their fair value with the remainder allocated to goodwill. The final allocation and actual lives to be assigned will be determined by a professional valuation to be completed within one year of purchase. The accompanying unaudited pro forma condensed combined income statement reflects the acquisition as if it occurred as of the beginning of the periods presented (January 1, 2000). The Faulding historical income statement for the year ended December 31, 2000 is derived by adding the six months ended June 30, 2000 to the six months ended December 31, 2000 included in the fiscal years ended June 30, 2000 and June 30, 2001, respectively. The nine months ended September 30, 2001 is derived by adding the six months ended June 30, 2001 to the three months ended September 30, 2001. The unaudited proforma condensed combined balance sheet gives effect to the acquisition and financing as if they had occurred as of September 30, 2001.

The actual results of the acquired business will be consolidated with the Company from the date of acquisition, December 12, 2001.

2. Pro Forma adjustments - Balance Sheet at September 30, 2001

The unaudited pro forma balance sheet gives effect to the OPB acquisition as if it had been consummated at September 30, 2001:
A	Changes in cash and cash equivalents:
	Proceeds from initial borrowings under Credit facility		$ 621,100
	Proceeds from issuance of Notes		200,000
	Subtotal proceeds		821,100

	Payment to Mayne Nickless (excluding escrow deposit of $145,000 paid July 2001)		(515,000)
	Terms of purchase agreement specifically transfer cash on hand to Mayne Nickless		(9,844)
	Repayment of existing Alpharma credit facility		(250,400)
	Repayment of existing Alpharma short-term debt		(17,450)
	Transaction fees - financing		(30,250)
	Transaction fees - acquisition advisory		(8,000)
	Subtotal uses of cash		(830,944)

	Total adjustment to cash		$ (9,844)

B	To record fair value step-up for manufactured inventories (Estimated amount.)		$ 7,100

C	To record fair value step-up for property, plant and equipment (estimated amount)		$ 6,700

D	Goodwill and intangible assets are reflected as follows:
	To write-off carrying value of existing goodwill and intangibles for acquired company		$ (80,812)
	To record goodwill resulting from the acquisition (estimated amount)		412,578
	To reflect adjustments to record fair value of intangible assets from the acquisition (estimated amount)		161,000

	Total adjustment		$ 492,766

E	Changes in other assets are:
	To record deferred financing fees related to new credit facility and notes		$ 27,100
	To write-off deferred financing fees related to existing credit facility		(2,200)
	To write-off deferred financing fees related to existing A.L. Industrier note		(800)
	To adjust for escrow deposit paid in July 2001		(145,000)

	Total adjustment		$ (120,900)

F	Changes in 3rd party debt are:
	Proceeds from initial borrowings under Credit Facililty		$ 621,100

	Less: Repayment of existing Alpharma term loan		(250,400)
	Increase in Senior LTD		370,700
	Current portion of Alpharma term loan	(16,600)
	Current portion of new credit facility	18,188	1,588
	Net increase in long-term portion of Senior debt		$ 369,112

	Repayment of existing Alpharma short term debt		(17,450)
	Conversion of A.L. Industrier convertible subordinated note to equity		(67,850)
	Proceeds from issuance of senior subordinated notes		200,000

	Total change in 3rd party debt		$ 485,400

G

To record estimated deferred taxes for fair value adjustments of inventory, PP&E and identified intangibles (current and non-current)
To record current tax benefit of write off of deferred and bridge financing fees.

		Non-current Current Current Net current	$ 63,726 2,698 (2,055) $ 643

H	Changes in stockholders' equity are:
	Elimination of Faulding capital		$(162,546)
	Conversion of A.L. Industrier note to equity,	67,850
	net of existing deferred financing fees	(800)	67,050

	Elimination of Faulding retained earnings	$(35,364)
	Write-off fair value of IPR&D acquired in acquisition	(37,700)
	To write-off deferred financing fees for prior credit facility, net of taxes	(1,342)
	To write-off bridge financing fees related to the acquisition financing, net of taxes	(1,953)
	Subtotal retained earnings adjustments		(76,359)

	Elimination of Faulding Acc other comprehensive income		(2,092)

	Total adjustment		$(173,947)

  Pro Forma adjustments - Statement of Income

          The unaudited pro forma income statement assumes the purchase as of the beginning of the period presented. The adjustments which follow are those which are required by Article 11 of Regulation S-X. The required adjustments are as follows:
		Year Ended December 31,	Nine Months September 30,
		2000	2001
(a)	Cost of Sales: Represents the elimination of expense recorded by Faulding related to statutory royalties for product sales that ceased to exist upon consummation of the acquisition.	$(10,235)	$(6,299)

(b)	Selling, General and Administration Expenses: Represents depreciation expense in general and administrative based on, estimated fair value of all Faulding property, plant and equipment acquired over useful lives of 3 to 40 years.	6,255	4,691

	Represents amortization expense based on $161,000 estimated fair value of intangible assets acquired over their estimated useful lives of 15 years. No amortization of residual goodwill has been deducted for the acquisition based upon SFAS 142 "Goodwill and Other Intangible Assets".	10,733	8,050

	Represents elimination of all Faulding historical depreciation and amortization.	(10,494)	(8,560)
		$ 6,494	$ 4,181
(c)	Interest Expense: Represents the following:
	Interest on new term loans, and revolving credit at libor plus margins of up to 325 bp and senior subordinated notes at fixed rate. (Blended rate 8.11%)	71,577	53,683

	Elimination of interest on debt repaid in connection with the acquisition and related financing transactions	(13,320)	(9,990)

	Elimination of interest related to convertible subordinated notes held by Industrier which have converted to equity in connection with the acquisition.	(3,901)	(2,926)

	Elimination of historical acquired business interest expense	(6,776)	(6,298)

	Net interest adjustment	$47,580	$34,469

(d)	Represents the following:
	Increase in amortization associated with deferred financing costs of $27,100 incurred in connection with the new financings, amortized over an average of 6.5 years	$4,169	$3,127
(e)	Represents the income tax effect of all previous pro forma adjustments using a 38% tax rate.	$18,243	$13,482

          For each 1/8% change in interest rates interest expense would increase/decrease by approximately $1,000 for a full year before the effect of income taxes.

  Items excluded from pro forma combined statement of income

        The impact on cost of sales of the write up of inventory to net realizable value pursuant to Accounting Principles Board Opinion No. 16 "Business Combinations" is not reflected in the pro forma statement of income. This non-recurring charge is estimated at approximately $7,100 and will be reflected in cost of sales as inventory is sold.

        In addition, certain employees of USPD have been severed as a result of the acquisition. This will result in a non-recurring charge of approximately $4,800 in the fourth quarter.

        Under the $200,000 Bridge Financing and Letter of Credit Agreement, which preceded the issuance of the $200,000 senior subordinated note, the Company paid a $3,150 issuance fee to the banks. These non-recurring fees and other related expenses were amortized over the term of the bridge loan agreement. (i.e. October 5, 2001 - December 12, 2001).

        As part of the preliminary purchase price allocation the Company has identified In Process Research and Development ("IPR&D") which will be required to be written off on the acquisition date. The Company presently estimates the IPR&D expense to be approximately $37,700.

        The write-off of deferred debt expenses of approximately $2,200 to be written off on the repayment of the company's prior credit agreement has been excluded.

5.     Cost savings and future synergies

        The Company in its evaluation of the Acquisition identified significant cost savings resulting from the operation of the business as a important part of the U.S. Human Pharmaceuticals. Cost savings and synergies include the following:

a) Included in the pro forma statement of income.

        The reduction of statutory royalties for Dilitiazen and Kadian which were formerly payable to the Australian parent were eliminated contractually in the acquisition agreement.

b) Not included in the pro forma statement of income.

        The Company expects to identify cost savings and synergies in the combination of its current U.S. Pharmaceutical business and the OPB acquisition. The amount and timing of such savings cannot be assured.

_______________

Statements made in this Form 8-K, are forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements.

Information on other significant potential risks and uncertainties not discussed herein may be found in the Company's filings with the Securities and Exchange Commission included under the caption "Risk Factors" in its Form 10-K/A for the years ended December 31, 2000.